SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                 FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                May 24, 2002
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     At our annual meeting of shareholders on May 30, 2002, our shareholders approved our purchase of the domestic oil and gas properties of Castle Energy Corporation, and the transaction was completed on May 31, 2002. The properties acquired from Castle consist of interests in approximately 525 producing wells located in fourteen (14) states, plus associated undeveloped acreage. We issued 9,566,000 shares of Common Stock to Castle Energy Corporation as part of the purchase price. Our agreement with Castle was effective as of October 1, 2001 and the net operating revenues from the properties between the effective date and the May 31, 2002 closing date will be recorded as an adjustment to the purchase price.

     Also on May 31, 2002 we obtained a new $20 million credit facility with the Bank of Oklahoma and Local Oklahoma Bank, part of which was used to pay the remainder of the purchase price. Approximately $19 million of the credit facility was utilized to close the Castle Energy transaction and to pay off our existing loan with US Bank. Our total debt now approximates $25 million. A substantial portion of our oil and gas properties is pledged as collateral for our new loan and the terms of the Credit Agreement limit our flexibility to engage in many types of business activities without obtaining the consent of our lenders in advance. A copy of the Credit Agreement is attached as an exhibit to this Report.

Background of Castle Transaction
--------------------------------

     On January 15, 2002 we entered into a Purchase and Sale Agreement with Castle Energy Corporation and three of its subsidiaries ("Castle") pursuant to which we and one of our subsidiaries agreed to purchase all of Castle's United States oil and gas properties in exchange for $20 million in cash and 9,566,000 shares of Delta's Common Stock. As a part of the acquisition, upon closing, we granted the right to acquire a 4% working interest in the properties acquired for a cost of $974,000 to BWAB Limited Liability Company, a less than 10% shareholder of Delta, for its consultation and assistance related to the acquisition. The difference between the price to be paid by BWAB and 4% of the cost of the Castle properties will be treated as an additional acquisition cost to us.

     As of the record date for our shareholders' meeting, May 1, 2002, we had 12,916,030 shares issued and outstanding. As a result, the 9,566,000 shares issued to Castle represent an amount equal to approximately 42.5% of the shares outstanding after giving effect to the issuance of the shares to Castle. In addition to the shares issued to Castle at closing, it should be noted that Castle previously owned 382,289 of our shares and as a result Castle now owns approximately 44% of our outstanding shares.

     Our management became aware of the possibility that Castle might be willing to sell its domestic oil and gas properties as the result of an introduction made by BWAB. BWAB is in the business of buying and selling oil and gas properties and occasionally acts as a broker in some oil and gas transactions, including several acquisition and 32 divestiture transactions involving both Castle and us. On September 29, 2000 we acquired 100% of the

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West Delta Block 52 unit, which was owned 75% by Castle and 25% by BWAB.
Although BWAB is not an affiliate of Castle, it has had numerous business dealings with Castle over the past several years and it is our understanding that Steven Roitman, the President of BWAB, became aware of the possible availability of the Castle properties through his contact with Joseph Castle. Mr. Roitman then presented the opportunity to purchase the properties to Roger Parker, our President and Chief Executive Officer, who on our behalf negotiated the terms of the transaction directly with Joseph Castle over the course of a number of months in 2001 leading up to the execution of the Purchase and Sale Agreement. After reviewing the engineering reports related to Castle's domestic oil and gas properties and considering the market value of our common stock at the time, the parties agreed upon a price that we believe is reasonable. During the course of negotiations, BWAB continued to provide both parties with helpful insights because of its familiarity with some of the properties. BWAB also made its employees and analysis tools available to both parties to enhance their ability to make various decisions as negotiations continued. Since BWAB had relationships with both Castle and us, it was also able to facilitate communication between us, minimize our misunderstandings and help us to reach a final agreement. BWAB's right to acquire an interest in the properties was determined by the parties at the outset of negotiations, contingent upon our reaching an agreement and closing the transaction.

Reports, Opinions and Appraisals
--------------------------------

     We did not engage an independent firm to render a fairness opinion. Management believed that an independent fairness opinion was unnecessary for the following reasons: the assets acquired consist almost entirely of oil and gas leases, the most valuable of which had recent engineering reports; management believed such reports in themselves provided an independent valuation of the assets similar to what would be expected from an independent fairness opinion; and the Board believed that our management possessed sufficient skills and experience to negotiate a fair price for the assets that were ultimately acquired. The engineering reports reviewed by management were prepared by Huntley & Huntley and Ralph E. Davis Associates, Inc., independent petroleum reservoir engineers.

     Huntley & Huntley, Inc. of Monroeville, Pennsylvania is an oil and gas consulting firm that has provided reservoir engineering and geological services to the petroleum industry since 1912. The principal services offered by this firm are geological feasibility and due diligence reports, well engineering and drilling, and reserves and economics evaluations. Huntley & Huntley provides oil and gas reserve reports to numerous publicly-held companies.

     Ralph E. Davis Associates, Inc., Houston, Texas, is a consulting firm that has provided reservoir engineering and geological services to the petroleum industry since 1924. This firm currently has a staff of six engineers and geologists who specialize in petroleum reservoir evaluation and analysis. Ralph E. Davis Associates, Inc. provides oil and gas reserve reports and other services to many publicly-held companies. Huntley & Huntley and Ralph E. Davis Associates, Inc. were selected by and paid by

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Castle to prepare the reserve estimates used in Castle's Annual Report on Form
10-K for the fiscal year ended September 30, 2001. We did not pay either of these firms any compensation in connection with the transaction with Castle, nor is any compensation expected to be paid in connection with the transaction in the future.

     It is possible that we might use the services of either or both of these firms in the future for the preparation of reserve estimates or other services. The reserve estimates reviewed by us were based upon subjective engineering judgments made by Huntley & Huntley and Ralph E. Davis Associates, Inc. and may be affected by the limitations inherent in such estimations. The process of estimating reserves is subject to continuous revisions as additional information is made available through drilling, testing, reservoir studies and production history. There can be no assurance such estimates will not be materially revised in subsequent periods.

     Estimated quantities of proved reserves as of September 30, 2001, all of which are domestic reserves, combined from the reports provided by Huntley & Huntley and Ralph E. Davis Associates, Inc., are summarized below:

Net MCF (1) of gas:

Proved developed .........................   26,480,000
Proved undeveloped .......................    4,212,000
                                             ----------
Total.....................................   30,692,000
                                             ==========

Net barrels of oil:

Proved developed .........................    1,890,000
Proved undeveloped .......................    1,119,000
                                             ----------
Total.....................................    3,009,000
                                             ==========
-------------------
(1) Thousand cubic feet

     The following is a standardized measure of discounted future net cash flows and changes therein relating to estimated proved oil and gas reserves, as prescribed in Statement of Financial Accounting Standards No. 69. The standardized measure of discounted future net cash flows does not purport to present the fair market value of our oil and gas properties. An estimate of fair market value would also take into account, among other factors, the likelihood of future recoveries of oil and gas in excess of proved reserves, anticipated future changes in prices of oil and gas and related development and production costs, a discount factor based on market interest rates in effect at the date of valuation and the risks inherent in reserve estimates.






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                                             September 30, 2001
                                             ------------------
      Future cash inflows                     $130,289,000
      Future production costs                  (41,193,000)
      Future development costs                  (8,585,000)
      Future income tax expense                (10,892,000)
                                              ------------
      Future net cash flows                     69,619,000

      Discount factor of 10% for estimated
       timing of future cash flows             (33,599,000)
                                              ------------
      Standardized measure of discounted
        future cash flows                     $ 36,020,000
                                              ============

     The future cash flows were computed using the applicable year-end prices and costs that related to the then existing proved oil and gas reserves in which Castle had interests. The estimates of future income tax expense are computed at the blended rate (Federal and state combined) of 36%.

     The following were the sources of changes in the standardized measure of discounted future net cash flows:

                                                        September 30, 2001
                                                        ------------------
      Standardized measure, beginning of year              $ 91,119,000
      Sale of oil and gas, net of production costs          (13,745,000)
      Net changes in prices                                 (62,271,000)
      Purchase of reserves in place                           7,662,000
      Changes in estimated future development costs           1,518,000
      Development costs incurred during the period that
        reduced future development costs                      2,113,000
      Revisions in reserve quantity estimates               (27,596,000)
      Net changes in income taxes                            31,054,000
      Accretion of discount                                   9,112,000
      Other:
       Change in timing of production                          (944,000)
       Other factors                                         (2,002,000)
                                                           ------------
      Standardized measure, end of year                    $ 36,020,000
                                                           ============

Past Material Relationships
---------------------------

     In September 2000, a subsidiary of Castle sold us its majority interest in twenty-six offshore Louisiana wells. Our adjusted purchase price of $3,059,000 consisted of $1,122,000 cash plus 382,289 shares of our Common Stock valued at the closing market price of $1,937,000. We became aware of this opportunity as a result of an introduction by BWAB.



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New Directors
-------------

     Upon closing of the transaction with Castle, our four-person board of directors was expanded with the appointment of three additional directors that were selected by Castle in accordance with the terms of our Purchase and Sale Agreement. The three persons appointed are Joseph L. Castle II, Russell S. Lewis and John P. Keller, all of whom also currently serve as directors of Castle. Biographical information on our three new directors is as follows:

     Joseph L. Castle II (age 69) has been a Director of Castle since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of Castle, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of Castle from December 1985 through December 20, 1993, when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank, a corporate finance partner at Butcher and Sherrerd, an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is also a director of Comcast Corporation and Charming Shoppes, Inc. Since May of 2000, Mr. Castle has served as the Chairman of the Board of Trustees of the Diet Drug Products Liability ("Phen-Fen") Settlement Trust.

     Russell S. Lewis (age 47) has been a director of Castle since April
2000. From 1994 to 1999, Mr. Lewis was the Chief Executive Officer of TransCore, Inc., a company which sells and installs electronic toll collection systems. Since 1999, Mr. Lewis has been the owner and President of Lewis Capital Group, a company investing in and providing consulting services to growth-oriented companies. Since March 2000, Mr. Lewis has also been Senior Vice President of Corporate Development at VeriSign, Inc.

     John P. Keller (age 62) has been a director of Castle since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994, Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

ITEM 5.  OTHER EVENTS

     On May 24, 2002 we completed the sale of our undivided interests in an Authority to Prospect (ATP) covering lands in Queensland, Australia, to Tipperary Corporation, in exchange for Tipperary's producing properties in the West Buna Field (Hardin and Jasper counties, Texas), $0.7 Million in cash, and 250,000 unregistered shares of Tipperary common stock. Net daily production from the West Buna Field approximates 900,000 cubic feet equivalent.

     On May 28, 2002, we received approximately $417,000 in cash through the sale of our Ft. Worth, Texas commercial office building that we recently acquired from Piper Petroleum. The buyer is not affiliated in any way and the transaction was negotiated at arms-length.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Pro Forma financial information and any exhibits will be filed by amendment to this Form 8-K within 60 days.

     Listed below are the exhibits filed as a part of this Report.

     EXHIBITS:

     Exhibit
     Number             Description

     10.1               Credit Agreement dated May 31, 2002,
                        by and among Delta Petroleum Corporation, Delta Exploration Company, Inc., Piper Petroleum Company and Bank of Oklahoma, N.A.





































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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  June 14, 2002                  By: /s/ Roger Parker
                                          Roger Parker, President































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